(n)(1)(i)

AMENDED SCHEDULE A

to the

TWENTY-FIRST AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3
for
VOYA FUNDS TRUST
Name of Fund			Classes of Shares
	A	C	I	R	R6	W
Voya Floating Rate Fund	√	√	√	√	√	√
Voya GNMA Income Fund	√	√	√	√	√	√
Voya Government Money Market Fund	√	√	√	√	√	√
Voya High Yield Bond Fund	√	√	√	√	√	√
Voya Intermediate Bond Fund	√	√	√	√	√	√
Voya Short Duration High Income Fund	√	√	√	N/A	√	N/A
Voya Short Term Bond Fund	√	√	√	√	√	√
Voya Strategic Income Opportunities Fund	√	√	√	√	√	√

Schedule A Last Amended: March 6, 2024, to reflect the addition of Class R6 shares for Voya Government Money Market Fund.

AMENDED SCHEDULE B

to the

TWENTY-FIRST AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA FUNDS TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Name of Fund			Classes of Shares
	A	C	I	R	R6	W
Voya Floating Rate Fund	0.25	1.00	N/A	0.50	N/A	N/A

Voya GNMA Income Fund	0.25	1.00	N/A	0.50	N/A	N/A

Voya Government Money Market Fund	N/A	1.00	N/A	0.50	N/A	N/A

Voya High Yield Bond Fund	0.25	1.00	N/A	0.50	N/A	N/A

Voya Intermediate Bond Fund	0.25	1.00	N/A	0.50	N/A	N/A

Voya Short Duration High Income Fund	0.25	1.00	N/A	N/A	N/A	N/A

Voya Short Term Bond Fund	0.25	1.00	N/A	0.50	N/A	N/A

Voya Strategic Income Opportunities Fund	0.25	1.00	N/A	0.50	N/A	N/A

Schedule B Last Amended: March 6, 2024, to reflect the addition of Class R6 shares for Voya Government Money Market Fund.

2